EXHIBIT 21

LIST OF SUBSIDIARIES OF CHISEN ELECTRIC CORPORATION

(as of September 30, 2009)

1. FAST MORE LIMITED, a Hong Kong company

2. CHISEN TECHNOLOGY HOLDINGS CORPORATION, a Nevada corporation.